UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 31, 2020, Viking Energy Group, Inc. (“Viking” or the “Company”) filed an amended Certificate of Designation (the “August Amendment”) regarding the rights associated with Viking’s shares of Series C Preferred Stock (the “Preferred Shares”) in connection with an Agreement and Plan of Merger (the “2020 Merger Agreement”) in effect at the time between the Company and Camber Energy, Inc. (“Camber”).  The August Amendment modified the conversion and voting entitlements associated with the Preferred Shares in anticipation of a full combination between Viking and Camber.  On or about December 23, 2020, the 2020 Merger Agreement was terminated.  As a result of such termination, as well as in connection with an acquisition by Camber of 51% of Viking’s common stock on the same date, on December 24, 2020, the Company filed an amended Certificate of Designation (the “December Amendment”) regarding the Preferred Shares, which, among other things, modified the conversion and voting entitlements associated with the Preferred Shares.  On or about January 20, 2022, the Company filed a Certificate of Correction to the amended Certificate of Designation (the “January 2022 Correction”) regarding the rights associates with the Preferred shares, which restored the voting and conversion entitlements associated with the Preferred Shares to those that existed prior to the August Amendment in the event a combination with Camber did not occur as specified in the Certificate of Designation.

Under relevant accounting rules, the modification of preferred stock rights that includes adding a substantive conversion option requires the recognition of a deemed dividend in accordance with ASC 260-10-S99-2 in determining net income or loss attributable to common shareholders, which is to be reported in the Statement of Operations and utilized in computing earnings or loss per common share.  Such a deemed dividend would have no impact on the Company’s (i) balance sheet, (ii) reported revenues and expenses, and (iii) statement of cash flows.

On March 7, 2022, the Company’s Chief Executive Officer, Chief Financial Officer and Audit Committee of the Board of Directors concluded that notwithstanding the January 2022 Correction, the Company should have calculated and disclosed a deemed dividend with respect to the Preferred Shares in connection with the August Amendment and the December Amendment in the Company’s previously issued financial statements, specifically in the Company’s quarterly reports for the fiscal quarters ended September 30, 2020 and 2021, and in the annual report for the fiscal year ended December 31, 2020.  Accordingly, the financial statements for those periods should no longer be relied upon because of the aforementioned error.

The Company is in the process of determining the appropriate reporting modifications to reflect the value of the deemed dividend(s) to be accounted for in each applicable period.

The Company’s Chief Financial Officer discussed with the Company’s independent accountant the matters disclosed herein on March 7, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: March 9, 2022	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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